STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into this 28th day of March, 2003, by and between Lazarus Industries, Inc. ("Lazarus" or the "Company"), American Dairy Holdings, Inc. ("ADHI") and the individuals named on the signature page to this Agreement ("Shareholders").

                             RECITALS

      A. Lazarus and ADHI have entered into a Stock Exchange Agreement dated January 15, 2003 ("Exchange Agreement"), providing for the acquisition by Lazarus of all of the outstanding shares of ADHI, in exchange for the issuance of a controlling interest in Lazarus.

      B. In connection with the transaction, ADHI desires to acquire shares of the common stock of Lazarus held by the Shareholders (the "Shares").

      C. In connection with the Exchange Agreement, the Shareholders have agreed to sell a portion of their shares back to Lazarus as provided herein.

                            AGREEMENT

      In consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, IT IS AGREED AND UNDERSTOOD AS FOLLOWS:

      1. Purchase and Sale of Lazarus Shares. Subject to the closing of the Exchange Agreement, the Shareholders do hereby collectively agree to sell back to Lazarus and Lazarus agrees to purchase from the Shareholders, for cancellation, the Shares on the terms hereinafter set forth.
Contemporaneously therewith, ADHI hereby agrees to guarantee such purchase obligation.

      2. Purchase Price. The total purchase price for the Shares shall be approximately $0.004 per share or an aggregate and total purchase price of $20,000 (the "Purchase Price"). At the Closing Date, the purchase price shall be paid to the trust account of James C. Lewis, for distribution to the Shareholders.

      3. Payment of Purchase Price. On the Closing Date (as hereinafter defined), Lazarus shall pay to the Shareholders the Purchase Price by bank check or certified checks and concurrently therewith the Shareholders shall deliver to Lazarus valid certificates (duly endorsed or with stock powers endorsed in blank attached thereto, in either case with signatures guaranteed by a national bank or a member firm of the New York Stock Exchange) representing the Shares.

      4. Shareholders' Participation in Sale. The Shareholders do hereby acknowledge that each of them is selling all of the restricted shares of common stock held by each of them, as indicated on the signature page to this Agreement.

     5. Representations, Warranties, and Covenants of Shareholders. As an inducement to, and to obtain the reliance of, Lazarus and the Shareholders represent, warrant, and covenant to Lazarus as follows:

         (a) Shareholder Agreement. The Shareholders represent and warrant to Lazarus that the statements set forth in this Section 5 are true and correct at and as of the date hereof and will be true and correct at and as of the Closing Date. If any Shareholder should breach this Agreement or fail to perform promptly his or her obligations hereunder, all of the other Shareholders shall still be obligated to perform their respective obligations hereunder; provided, however, that if there is a failure by any Shareholder to perform under this Agreement, Lazarus shall have the option to cancel all of its obligations under this Agreement.

         (b) Ownership of Lazarus Shares. Each Shareholder represents and warrants that he or she owns and has good and marketable title to all of the Shares as set forth opposite his or her name on the signature page to this Agreement, free and clear of all liens, encumbrances, claims, or rights of others, or defects in title of any kind whatsoever.

         (c) No Breach or Violation. The consummation of the transactions contemplated by this Agreement will not result in or constitute any of the following:

              (i) a default or event that, with notice or lapse of time or both, would be a default, breach, or violation of the articles of incorporation or bylaws of Lazarus, or any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, franchise, or other agreement, instrument, or arrangement to which the Shareholders or Lazarus is a party or by which any of them or the property of any of them is bound;

              (ii) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Lazarus; or

              (iii) the creation or imposition of any lien, charge, or encumbrance on any of the properties of Lazarus.

         (d) Authority and Consents. Each Shareholder represents and warrants that he or she has the right, power, legal capacity, and authority to enter into and perform his or her obligations under this Agreement, and no approval or consent of any other person is necessary in connection therewith.

     6. Representations, Warranties and Covenants of Lazarus. As an inducement to, and to obtain the reliance of, Shareholders, Lazarus represents, warrants, and covenants to the Shareholders that it has the right, power, legal capacity, and authority to enter into and perform their obligations under this Agreement, and no approval or consent of any other person is necessary in connection therewith.

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

      7. Miscellaneous Provisions.

         (a) Costs. Each of the parties shall pay all costs and expenses (including attorneys' fees and accounts' fees) incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

         (b) Form of Agreement. The subject headings of the sections and subsections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

         (c) Entire Agreement; Modification; Waiver. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and this Agreement shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties and otherwise as provided herein.

         (e) Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties. This Agreement shall be binding on and shall inure to the benefit of the parties hereto, and their respective legal representatives, heirs, successors, and permitted assigns.

         (f) Attorneys' Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         (g) Survival of Representations and Warranties. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for herein, shall survive the Closing Date.

         (h) Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall either be delivered personally, or sent by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

          If to Shareholders: James C. Lewis, Esq.
                              JAMES C. LEWIS, L.C.
                              615 Crandall Building
                              10 West 100 South
                              Salt Lake City, Utah  84101

          If to Lazarus:      Jack M. Gertino
                              610 Crandall Building
                              10 West 100 South
                              Salt Lake City, UT 84101

          If to ADHI:         Reid Breitman, Esq.
                              Corporate Legal Services, LLP
                              2224 Main Street
                              Santa Monica, California 90405

     or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

      8. Closing Date/Termination. The Closing Date shall be the date on which the closing contemplated by the Exchange Agreement takes place, or such other date as shall be mutually agreed to by the parties hereto. This Agreement shall terminate if the Exchange Agreement is not closed on or before May 30, 2003.


                   [Signature page to follow.]


     AGREED AND ENTERED INTO as of the date first above written.



LAZARUS INDUSTRIES, INC.         AMERICAN DAIRY HOLDINGS, INC.


By   /s/ Jack M. Gertino         By   /s/ Leng You-Bin
    ----------------------------    --------------------------
Its:   President                 Its:   President

SHAREHOLDERS:

ALBO INVESTMENT



By   /s/                     166,667
---------------------------  ------------
Its:   President             No. of Shares



/s/ Dallin Bagley            166,666
---------------------------  ------------

Dallin Bagley                No. of Shares



/s/ Kenneth Block             83,333
---------------------------  ------------
Kenneth Block                 No. of Shares



/s/ Laurie Block              50,000
---------------------------  ------------
Laurie Block                  No. of Shares



/s/ Peter Block               83,333
---------------------------  ------------
Peter Block                   No. of Shares



/s/ Robert Christopher        116,667
---------------------------  ------------
Robert Christopher            No. of Shares



/s/ Jeff Gertino              50,000
---------------------------  ------------
Jeff Gertino                  No. of Shares



/s/ Brent Harker              166,667
---------------------------  ------------
Brent Harker                  No. of Shares

 /s/ Kurtis Hughes            200,000
---------------------------  ------------
Kurtis Hughes                 No. of Shares



 /s/ David Kimball            250,000
---------------------------  ------------
David Kimball                 No. of Shares



/s/ Victor Kimball            250,000
---------------------------  ------------
Victor Kimball                No. of Shares



/s/ L. John Lewis             50,000
---------------------------  ------------
L. John Lewis                 No. of Shares



/s/ Paul Thurston             166,667
---------------------------  ------------
Paul Thurston                 No. of Shares



/s/ Sandra Speciale           900,000
---------------------------  ------------
Sandra Speciale               No. of Shares



/s/ James C. Lewis            1,106,915
---------------------------  ------------
James C. Lewis                No. of Shares



/s/ Jack M. Gertino           1,106,915
---------------------------  ------------
Jack M. Gertino               No. of Shares


                   TOTAL:     4,913,830 shares




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